UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2020

HUBBELL INCORPORATED

(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Waterview Drive Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (475) 882-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.01 per share	HUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2020, Hubbell Incorporated (the “Company”) announced the implementation of its executive succession planning process as a result of which Mr. Gerben W. Bakker has been promoted to the position of President and Chief Executive Officer of the Company, effective as of October 1, 2020, to succeed Mr. David G. Nord who will be resigning from that role as more fully described below. Mr. Bakker will serve for the remainder of such term of office and until his successor shall have been duly chosen and qualified, or until his earlier death, resignation or removal. Mr. Bakker will also become a member of the Company’s Board of Directors (the “Board”), effective as of October 1, 2020, having been appointed by the Board to fill a newly created vacancy. Mr. Bakker has served as the Company’s President and Chief Operating Officer since June 2019 and as the Group President of the Company’s Power Systems business since February 2014. In connection with and effective upon Mr. Bakker’s new officer role, his base salary will be increased from $785,125 to $972,500 and his annual short-term incentive award target percentage will be increased from 100% to 110% of his base salary.

There is no arrangement or understanding between Mr. Bakker and any other person relating to the selection of Mr. Bakker as a director of the Company. Additional information required by Items 401(b), (d), and (e) and Item 404(a) of Regulation S-K regarding Mr. Bakker is previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”) on February 14, 2020 and the Company’s Definitive Proxy Statement for its 2020 Annual Meeting of Shareholders on Schedule 14A filed with the SEC on March 23, 2020 (the “Proxy Statement”), which information is incorporated by reference in this Form 8-K.

In accordance with the succession plan, Mr. Nord submitted his resignation as Chief Executive Officer of the Company and its subsidiaries, effective October 1, 2020. Mr. Nord will continue his employment as Executive Chairman of the Board until his retirement following the Company’s next annual shareholders meeting, expected to occur in May 2021. As Executive Chairman of the Board, Mr. Nord will provide his guidance and expertise to the Chief Executive Officer in order to ensure a smooth transition of his responsibilities. As Executive Chairman of the Board, Mr. Nord’s base salary will be $735,000 annually, effective October 1, 2020, and his annual bonus opportunity for 2020 will remain at 125% of his base salary, based on his actual base salary received during 2020. In connection with his change in role, Mr. Nord will also no longer be eligible to receive awards pursuant to the Company’s long-term incentive program, but will otherwise continue to participate in the Company’s health, welfare and retirement plans and continue to vest in his outstanding equity awards in accordance with the terms of the applicable plans and agreements previously disclosed in the Proxy Statement.

Except as described above, the compensation arrangements for Messrs. Bakker and Nord previously disclosed in the Proxy Statement remain unchanged.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as part of this report:

Exhibit Number	Description

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBBELL INCORPORATED

By:	/s/ Katherine A. Lane
Name:	Katherine A. Lane
Title:	Vice President, General Counsel and Secretary

Date: September 10, 2020